Exhibit 99.1

Connection® Announces a Special Dividend to Shareholders

MERRIMACK, N.H.--(BUSINESS WIRE)--December 18, 2017--Connection (PC Connection, Inc.; NASDAQ: CNXN), a leading technology solutions provider of a full range of information technology solutions to business, government, and education markets, today announced that its Board of Directors declared a special cash dividend of $0.34 per share payable on January 12, 2018, to shareholders of record at the close of business on December 29, 2017. The total amount of the special dividend payment will be approximately $9.1 million based on the current number of shares outstanding. While Connection is pleased to be in a position to pay a special dividend again this year, any declaration of future cash dividends will depend upon its financial position, strategic plans, and general business conditions at the time.

"As recently reported, net sales for the nine months ended September 30, 2017 increased by 9.8% year over year and operating cash flow was $28.4 million over the same nine-month period," said Timothy McGrath, President and Chief Executive Officer. "The Company has successfully leveraged its assets and maintained a strong balance sheet. We believe that this special dividend is an appropriate way to reward shareholders for their support," concluded Mr. McGrath.

About Connection

PC Connection, Inc. and its subsidiaries, dba Connection, (www.connection.com; NASDAQ: CNXN) is a Fortune 1000 company headquartered in Merrimack, NH. With offices throughout the United States, Connection delivers custom-configured computer systems overnight from its ISO 9001:2008 certified technical configuration lab at its distribution center in Wilmington, OH. In addition, the Company has over 2,500 technical certifications to ensure it can solve the most complex issues of its customers. Connection also services international customers through its GlobalServe subsidiary, a global IT procurement and service management company. Investors and media can find more information about Connection at http://ir.pcconnection.com.

Connection–Business Solutions (800-800-5555), (the original business of PC Connection) operating through our PC Connection Sales Corp. subsidiary, is a rapid-response provider of IT products and services serving primarily the small- and medium-sized business sector. It offers more than 300,000 brand-name products through its staff of technically trained sales account managers, publications, and its website at www.connection.com.

Connection–Public Sector Solutions (800-800-0019), operating through our GovConnection, Inc. subsidiary, is a rapid-response provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, publications, and online at www.connection.com/publicsector.

Connection–Enterprise Solutions (561-237-3300), www.connection.com/enterprise, operating through our MoreDirect, Inc. subsidiary, provides corporate technology buyers with best-in-class IT solutions, in-depth IT supply-chain expertise, and access to over 300,000 products and 1,600 vendors through TRAXX™, a proprietary cloud-based eProcurement system. The team’s engineers, software licensing specialists, and project managers help reduce the cost and complexity of buying hardware, software, and services throughout the entire IT lifecycle.

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"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are based on currently available information, operating plans, and projections about future events and trends. Terms such as "believe," "expect," "intend," "plan," "estimate," "anticipate," "may," “should,” "will," or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements include such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the impact of changes in market demand and the overall level of economic activity and environment, or in the level of business investment in information technology products, product availability and market acceptance, new products, continuation of key vendor and customer relationships and support programs, the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, fluctuations in operating results and the ability of the Company to manage personnel levels in response to fluctuations in revenue, the ability of the Company to hire and retain qualified sales representatives and other essential personnel, the ability of the Company to pay dividends in the future, and other risks detailed in the Company's filings with the Securities and Exchange Commission, including under the caption "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2016. The Company assumes no obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise, except as required by law.

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CONTACT:
Connection
Corporate Communications Contact:
Lynn MacKenzie, 603-683-2278
lynn.mackenzie@connection.com
or
Investor Relations Contact:
William Schulze, 603-683-2262
Vice President of Finance
william.schulze@connection.com